Exhibit 1.1

Quebecor Media Inc.

US$850,000,000 of 5 3/4% Senior Notes due January 15, 2023

And

C$500,000,000 of 6 5/8% Senior Notes due January 15, 2023

PURCHASE AGREEMENT

dated October 3, 2012

The US$ Notes Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

TD SECURITIES (USA) LLC

NATIONAL BANK OF CANADA FINANCIAL INC.

CITIGROUP GLOBAL MARKETS INC.

RBC CAPITAL MARKETS, LLC

BMO CAPITAL MARKETS CORP.

CIBC WORLD MARKETS CORP.

DESJARDINS SECURITIES INC.

GOLDMAN, SACHS & CO.

SCOTIA CAPITAL (USA) INC.

HSBC SECURITIES (USA) INC.

MITSUBISHI UFJ SECURITIES (USA), INC.

LAURENTIAN BANK SECURITIES INC.

The C$ Notes Initial Purchasers

SCOTIA CAPITAL INC.

TD SECURITIES INC.

RBC DOMINION SECURITIES INC.

MERRILL LYNCH CANADA INC.

NATIONAL BANK FINANCIAL INC.

BMO NESBITT BURNS INC.

CIBC WORLD MARKETS INC.

DESJARDINS SECURITIES INC.

GOLDMAN, SACHS & CO.

CITIGROUP GLOBAL MARKETS CANADA INC.

HSBC SECURITIES (CANADA) INC.

LAURENTIAN BANK SECURITIES INC.

Table of Contents

SECTION 1. Representations and Warranties		2
(a)	No Registration Required	3
(b)	No Integration of Offerings or General Solicitation	3
(c)	No Solicitation in Canada	3
(d)	Eligibility for Resale under Rule 144A	3
(e)	The Pricing Disclosure Package and the Final Offering Memorandum	4
(f)	The Purchase Agreement	4
(g)	The Registration Rights Agreement	4
(h)	The DTC Agreement and the CDS Agreement	5
(i)	Authorization of the Notes and the Exchange Notes	5
(j)	Authorization of the Indenture	5
(k)	Description of the Notes, the Indenture and the Registration Rights Agreement	5
(l)	Statements in the Offering Memorandum	6
(m)	No Material Adverse Change	6
(n)	Independent Accountants	6
(o)	Preparation of the Financial Statements	7
(p)	Material Subsidiaries	7
(q)	Incorporation and Good Standing of the Company and its Material Subsidiaries	7
(r)	Capitalization and Other Capital Stock Matters	8
(s)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	8
(t)	No Material Actions or Proceedings	10
(u)	Intellectual Property Rights	10
(v)	All Necessary Permits, etc	10
(w)	Communications Statutes	11
(x)	Eligibility	11
(y)	Employee Plans	11
(z)	Title to Properties	12
(aa)	Tax Law Compliance	12
(bb)	Exchange Controls	12
(cc)	Company Not an “Investment Company”	13
(dd)	Insurance	13
(ee)	Compliance with Environmental Laws	13
(ff)	No Price Stabilization or Manipulation	14
(gg)	Solvency	14
(hh)	No Unlawful Contributions or Other Payments	14
(ii)	Accounting System	14
(jj)	No Restriction on Dividends	14
(kk)	Market Information	15
(ll)	Regulation S	15
(mm)	Disclosure Controls and Procedures	15
(nn)	Money Laundering	15
(oo)	Office of Foreign Assets Control	15
(pp)	Foreign Corrupt Practices Act	16
(qq)	PATRIOT Act Acknowledgement	16
SECTION 2. Purchase, Sale and Delivery of the Notes		16
(a)	The Notes	16
(b)	The Closing Date	17
(c)	Delivery of the Notes	17
(d)	Delivery of Final Offering Memorandum to the Initial Purchasers	17
(e)	Initial Purchasers as Qualified Institutional Buyers	17

i

SECTION 3. Additional Covenants		18
(a)	Initial Purchasers’ Review of Proposed Amendments and Supplements	18
(b)	Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters	18
(c)	Copies of the Pricing Disclosure Package and the Final Offering Memorandum	19
(d)	Blue Sky Compliance	19
(e)	Use of Proceeds	19
(f)	The Depositaries	19
(g)	Additional Issuer Information	19
(h)	Agreement Not To Offer or Sell Additional Securities	19
(i)	Future Reports to the Initial Purchasers	20
(j)	No Integration	20
(k)	Legended Securities	20
(l)	Canadian Filings	20
(m)	No Restricted Resales	21
SECTION 4. Payment of Expenses		21
SECTION 5. Conditions of the Obligations of the Initial Purchasers		21
(a)	Accountants’ Comfort Letter	21
(b)	No Material Adverse Change or Ratings Agency Change	22
(c)	Opinions of Counsels for the Company	22
(d)	Opinions of Counsel for the Initial Purchasers	22
(e)	Officers’ Certificate	22
(f)	Bring-down Comfort Letter	22
(g)	Registration Rights Agreement	23
(h)	Additional Documents	23
SECTION 6. Reimbursement of Initial Purchasers’ Expenses		23
SECTION 7. Offer, Sale and Resale Procedures		23
(a)	Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons	23
(b)	No General Solicitation	24
(c)	Restrictions on Transfer	24
(d)	Canadian Offers and Sales	24
SECTION 8. Indemnification.		24
(a)	Indemnification of the Initial Purchasers	24
(b)	Indemnification of the Company and its Directors and Officers	25
(c)	Notifications and Other Indemnification Procedures	26
(d)	Settlements	26
SECTION 9. Contribution		27
SECTION 10. Termination of this Agreement		28
SECTION 11. Representations and Indemnities to Survive Delivery		28
SECTION 12. Notices		28
SECTION 13. Successors		29
SECTION 14. Partial Unenforceability		30
SECTION 15. Governing Law Provisions		30
(a)	Consent to Jurisdiction	30
(b)	Waiver of Immunity	30
(c)	Judgment Currency	30
SECTION 16. Default of One or More of the Several Initial Purchasers		31
SECTION 17. Arms Length Relationship		31
SECTION 18. General Provisions		32

SCHEDULE A—INITIAL PURCHASERS
SCHEDULE B—MATERIAL SUBSIDIARIES
SCHEDULE C—SUBSIDIARIES
EXHIBIT A—FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

ii

EXHIBIT B—FORM OF OPINION OF U.S. TAX COUNSEL TO THE COMPANY
EXHIBIT C—FORM OF OPINION OF CANADIAN COUNSEL TO THE COMPANY
ANNEX I—RESALE PURSUANT TO REGULATION S OR RULE 144A
ANNEX II —PRICING SUPPLEMENT

iii

PURCHASE AGREEMENT

October 3, 2012

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

TD Securities (USA) LLC

National Bank of Canada Financial Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

BMO Capital Markets Corp.

CIBC World Markets Corp.

Desjardins Securities Inc.

Goldman, Sachs & Co.

Scotia Capital (USA) Inc.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Laurentian Bank Securities Inc.

As US$ Notes Initial Purchasers

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

One Bryant Park

New York, NY 10036

Scotia Capital Inc.

TD Securities Inc.

RBC Dominion Securities Inc.

Merrill Lynch Canada Inc.

National Bank Financial Inc.

BMO Nesbitt Burns Inc.

CIBC World Markets Inc.

Desjardins Securities Inc.

Goldman, Sachs & Co.

Citigroup Global Markets Canada Inc.

HSBC Securities (CANADA) Inc.

Laurentian Bank Securities Inc.

As C$ Notes Initial Purchasers

c/o SCOTIA CAPITAL INC.

Scotia Plaza 40 King St W,

Toronto, Ontario, M5H 1H1

Ladies and Gentlemen:

Introductory. Quebecor Media Inc., a company incorporated under the laws of the Province of Québec (the “Company”) proposes to issue and sell to the several Initial Purchasers named in Schedule A-1 (the “US$ Notes Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A-1 of US$850,000,000 aggregate principal amount of the Company’s 5 3/4% Senior Notes due January 15, 2023 (the “US$ Notes”) and to the several Initial Purchasers named in Schedule A-2 (the “C$ Notes Initial Purchasers,” and together with the US$ Notes Initial Purchasers, the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A-2 of C$500,000,000 aggregate principal amount of the Company’s 6 5/8% Senior Notes due January 15, 2023 (the “C$ Notes,” and together with the US$ Notes, the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, TD Securities (USA) LLC, National Bank of Canada Financial Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., CIBC World Markets Corp., Desjardins Securities Inc., Goldman, Sachs & Co., Scotia Capital (USA) Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc. and Laurentian Bank Securities Inc. have agreed to act as the US$ Notes Initial Purchasers in connection with the offering and sale of the US$ Notes. Scotia Capital Inc., TD Securities Inc., RBC Dominion Securities Inc., Merrill Lynch Canada Inc., National Bank Financial Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., Desjardins Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Canada Inc., HSBC Securities (CANADA) Inc. and Laurentian Bank Securities Inc. have agreed to act as the C$ Notes Initial Purchasers in connection with the offering and sale of the C$ Notes.

The US$ Notes will be issued pursuant to an indenture (the “US$ Indenture”), dated as of October 11, 2012, between the Company, and U.S. Bank National Association, as trustee (the “U.S. Trustee”). The C$ Notes will be issued pursuant to an indenture (the “C$ Indenture” and, together with the US$ Indenture, the “Indenture”) between the Company and Computershare Trust Company of Canada, as trustee (the “Canadian Trustee” and, collectively with the U.S. Trustee, the “Trustee”). US$ Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “U.S. Depositary”) pursuant to a DTC Agreement, to be dated prior to the Closing Date (the “DTC Agreement”), between the Company and the U.S. Depositary. C$ Notes issued in book-entry form will be issued in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc. (the “Canadian Depositary”) pursuant to a Book-Entry Only Services Agreement, Book-Entry Only Acknowledgement and/or Eligibility Request Agreement, to be dated on or prior to the Closing Date (collectively, the “CDS Agreement”), between the Company and the Canadian Depositary.

The holders of the US$ Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), between the Company and the Initial Purchasers, pursuant to which the Company will agree to file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) registering the Exchange Notes (as defined below) under the U.S. Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the time this Agreement is executed by the parties hereto (the “Execution Time”). The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that the Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

2

The Notes will be offered and sold in one or more provinces of Canada without being qualified under a prospectus in any Canadian jurisdiction in reliance on one or more of the prospectus exemptions available under National Instrument 45-106 Prospectus and Registration Exemptions (such instrument being titled in Quebec Regulation 45-106 respecting prospectus and registration exemptions) (“NI 45-106”). The Company has prepared and delivered to each Initial Purchaser, electronic copies of a Preliminary Offering Memorandum, dated as of October 3, 2012, and has prepared and delivered to each Initial Purchaser, electronic copies of a Pricing Supplement, dated the date hereof and in the form attached as Annex II hereto (the “Pricing Supplement”), describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the Execution Time, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

The Company hereby confirms its respective agreement with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act, to qualify, by prospectus or otherwise, the distribution of the Notes under the securities laws of any jurisdiction in Canada, including without limitation the Securities Act (Québec) and the rules and regulations thereunder, or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an “Affiliate”)), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S

3

and (ii) each of the Company, its Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) No Solicitation in Canada. Neither the Company, nor any person acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Notes in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in, such province (the “Canadian Securities Laws”) or (ii) has engaged in any advertisement of the Notes in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Notes in such province.

(d) Eligibility for Resale under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A(d)(3) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(e) The Pricing Disclosure Package and the Final Offering Memorandum. The Pricing Disclosure Package, as of the Execution Time, does not, and the Final Offering Memorandum will not, as of its date or as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital Inc., expressly for use in the Pricing Disclosure Package and the Final Offering Memorandum. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A and comply in all material respects with applicable requirements of the Canadian Securities Laws. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package and the Final Offering Memorandum. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Execution Time, and at the Closing Date will not, contain any untrue statement of a material fact or

4

omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Initial Purchasers through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital Inc., expressly for use in any Company Additional Written Communication.

(f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the US$ Notes (the “Exchange Notes”) to be offered in exchange for the US$ Notes (the “Exchange Offer”); or (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their best efforts to cause such registration statements to be declared effective.

(h) The DTC Agreement and the CDS Agreement. At the Closing Date, each of the DTC Agreement and the CDS Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Authorization of the Notes and the Exchange Notes. (i) The Notes to be purchased by the Initial Purchasers from the Company have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, at the Closing Date, will be in the form contemplated by the Indenture, will have been duly authorized for issuance and sale pursuant to the Indenture and will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; (ii) the Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company,

5

enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture; and (iii) the form of global certificate representing the Notes has been duly approved and adopted by the Company and complies with the provisions of the Business Corporations Act (Québec) relating thereto.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture complies with all applicable provisions of the laws of Canada or the laws of any province or territory thereof, including without limitation, Canadian Securities Laws, and no registration, filing or recording of the Indenture under the laws of Canada or any province or territory thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes issued thereunder.

(k) Description of the Notes, the Indenture and the Registration Rights Agreement. The Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) Statements in the Offering Memorandum. The statements in the Offering Memorandum under the captions, “Enforcement of Civil Liabilities,” “Risk Factors—Risks Relating to Our Industries—We are subject to extensive government regulation and policy-making. Changes in government regulation or policies could adversely affect our business, financial condition, prospects and results of operations.,” “Risk Factors—Risks Relating to Our Industries—Industry Canada may not renew Videotron’s AWS licenses on acceptable terms, or at all.,” “Risk Factors—Risks Relating to Our Industries—We are required to provide third-party ISPs with access to our cable systems, which may result in increased competition.,” “Risk Factors—Risks Relating to Our Industries—We are subject to a variety of environmental laws and regulations.,” “Description of Other Indebtedness,” “Description of the Notes,” “Business—Intellectual Property,” “Business—Insurance,” “Business—Environment,” “Business—Legal Proceedings,” “Business—Dividend Policy,” “Business—Regulation,” “Management and Major Shareholders—Company’s Shareholders Agreement,” “Management and Major Shareholders—Payment of Dividends,” “Notice to Investors,” “Notice to Canadian Investors,” “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

(m) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or

6

prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the 2011 annual consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum are independent within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec and are independent public or certified public accountants within the meaning of the rules of the SEC pursuant to the Sarbanes-Oxley Act of 2002 and Rule 3520 of the Public Company Accounting Oversight Board (United States), and any non audit services provided by Ernst & Young LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company.

(o) Preparation of the Financial Statements. The consolidated financial statements of the Company as at and for the years ended December 31, 2011 and 2010, together with the related notes, included in the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements of the Company have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the caption “Summary Consolidated Financial Information and Operating Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum as described therein, except with respect to the information prepared in accordance with Canadian generally accepted accounting principles in effect prior to January 1, 2011 as disclosed in the Offering Memorandum, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(p) Material Subsidiaries. The subsidiaries of the Company listed on Schedule B hereto (the “Material Subsidiaries”) include all of the subsidiaries of the Company that are material to the Company’s business, operations, cash flow and financial position.

(q) Incorporation and Good Standing of the Company and its Material Subsidiaries. Each of the Company and its Material Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company to enter into and perform its obligations under each of this Agreement, the Registration Rights

7

Agreement, the DTC Agreement, the CDS Agreement, the Notes, the Exchange Notes and the Indenture. Each of the Company and its Material Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or partnership interests, as the case may be, of each Material Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, to the extent of its ownership, directly or through subsidiaries, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than as set forth under the caption “Description of Certain Indebtedness” in the Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and other entities listed in Schedule C hereto, and except as shown on such Schedule, the Company owns 100% of each such subsidiary or entity.

(r) Capitalization and Other Capital Stock Matters. At June 30, 2012, on a consolidated basis, after giving pro forma effect to the issuance of the Notes and the application of the net proceeds therefrom as described under the caption “Consolidated Capitalization” in the Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the column marked “As Adjusted” under the caption “Consolidated Capitalization.” All of the outstanding common shares of the Company (the “Common Shares”) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal, state or provincial securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. (i) None of the Company or its Material Subsidiaries is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Material Subsidiary or (ii) none of the Company or its subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement, dated as of November 28, 2000, among Vidéotron ltée and Royal Bank of Canada, as administrative agent, RBC Dominion Securities Inc., as lead arranger and the co-arrangers and lenders thereto, together with the Amending Agreement dated as of January 5, 2001, the Second Amending Agreement dated as of June 29, 2001, and the Third Amending Agreement dated as of December 21, 2001, the Fourth Amending Agreement dated as of December 23, 2002, the Fifth Amending Agreement dated as of March 24, 2003, the Sixth Amending Agreement dated as of October 8, 2003, the Seventh Amending Agreement dated as of November 19, 2004, the Eighth Amending Agreement dated as of March 6, 2008, the Ninth Amending Agreement dated as of April 7, 2008 and the Tenth Amending

8

Agreement dated as of November 13, 2009, and as amended and restated pursuant to an amended and restated credit agreement dated as of July 20, 2011 among, inter alia, Vidéotron Ltee., the agent thereunder, HSBC Bank plc, and the Lenders party thereto (the “Vidéotron Credit Agreement”), the indenture, dated as of September 16, 2005, among Vidéotron ltée, the subsidiary guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (the “First Vidéotron Indenture”), the indenture, dated as of April 15, 2008, among Vidéotron ltée, the subsidiary guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (the “Second Vidéotron Indenture”), the indenture dated as of January 13, 2010, among Vidéotron ltée, the subsidiary guarantors signatory thereto and Computershare Trust Company of Canada, as trustee (the “Third Vidéotron Indenture”), the indenture dated as of July 5, 2011, among Vidéotron ltée, the subsidiary guarantors signatory thereto and Computershare Trust Company of Canada, as trustee (the “Fourth Vidéotron Indenture”), the indenture dated as of March 14, 2012 among Vidéotron ltée, the subsidiary guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (the “Fifth Vidéotron Indenture,” and together with the First Vidéotron Indenture, the Second Vidéotron Indenture, the Third Vidéotron Indenture and the Fourth Vidéotron Indenture, and in each case as supplemented as of the date hereof, the “Vidéotron Indentures”), the Third Amended and Restated Credit Agreement, dated as of February 24, 2012, among TVA Group Inc., as borrower, National Bank Financial and Desjardins Capital Markets, as co-lead arrangers and joint book runners, National Bank of Canada, as administrative agent, The Bank of Nova Scotia and Bank of Montreal, as co-documentation agents, Caisse Centrale Desjardins, as syndication agent, and the financial institutions identified therein, as lenders (the “TVA Revolver”), and the Amended and Restated Credit Agreement dated as of February 24, 2012 among TVA Group Inc., as borrower, National Bank Financial, as arranger, National Bank of Canada, as administrative agent, and the financial institutions identified therein, as lenders (the “TVA Term Loan”, and together with the TVA Revolver, the “TVA Credit Agreements”), the indenture, dated as of January 17, 2006, between the Company and U.S. Bank National Association, as trustee (the “First QMI Indenture”), the indenture, dated as of October 5, 2007 between the Company and U.S. Bank National Association, as trustee (the “Second QMI Indenture”), the indenture, dated as of January 5, 2011, between the Company and Computershare Trust Company of Canada, as trustee (the “Third QMI Indenture,” and together with the First QMI Indenture and the Second QMI Indenture, the “QMI Indentures”), the Credit Agreement, dated as of January 17, 2006, as amended and supplemented, among the Company, Bank of America, N.A., as Administrative Agent, and certain other financial institutions signatory thereto (the “Company Credit Agreement”), and the Credit Agreement, dated as of April 7, 2006, as amended and supplemented, between the Company and Société Générale (Canada) (the “SG Credit Agreement”)) or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each an “Existing Instrument” and, collectively, the “Existing Instruments”),except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement and the Indenture, and the issuance and delivery of the Notes or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, including, without limitation, the CDP Agreement (as defined in the Preliminary Offering Memorandum), have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any Material Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or

9

assets of the Company or its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or except for such consents as have been obtained and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement or the Indenture, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, including, without limitation, the CDP Agreement, except (i) such as may be required by Canadian Securities Laws and federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, (ii) for filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian Securities Laws, including, without limitation, the filing of a report of exempt distribution under NI 45-106 with, payment of applicable filing fees to, and filing of the Offering Memorandum with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Notes are made and (iii) as described in the Offering Memorandum. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(t) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, (i) threatened against or affecting the Company or its subsidiaries, or (ii) which have as the subject thereof any property owned or leased by, the Company or its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. The Company has not received notice of any securities commission orders or cease trade orders with respect to any securities of the Company or its subsidiaries. No labor dispute with the employees of the Company or its Material Subsidiaries, exists or, to the best of the Company’s knowledge, is threatened or imminent that could, in either case, reasonably be expected to result in a Material Adverse Change.

(u) Intellectual Property Rights. Except as disclosed in the Offering Memorandum, the Company and its Material Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as disclosed in the Offering Memorandum, neither the Company nor any of its Material Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

10

(v) All Necessary Permits, etc. Each of the Company and its Material Subsidiaries possesses such valid and current certificates, licenses, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct their respective businesses, including any certificates, licenses, authorizations and permits required pursuant to the Broadcasting Act (Canada), the Telecommunications Act (Canada) and the Radiocommunication Act (Canada) or other statutes of Canada specifically relating to the regulation of either or both of the Canadian cable television and/or telecommunications industries and the orders, rules, regulations and directions promulgated pursuant to such statutes, including the Broadcasting Distribution Regulations, 1998, and the orders, rules, regulations and directions promulgated thereunder (collectively, the “Communications Statutes”), neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation, suspension or amendment of, or non-compliance with, any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change and none of the Company or any of its Material Subsidiaries is in default or violation of any such certificate, license, authorization or permit (except where such default or violation is not reasonably likely, individually or in the aggregate to result in a Material Adverse Change), and the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement and the Indenture, and the issuance and delivery of the Notes or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, including, without limitation, the CDP Agreement, do not and will not conflict with, or result in a breach of or non-compliance with any of the terms or provisions of, or constitute a default under, any of such certificate, license, authorization or permit, including terms or provisions thereof relating to the maintenance of specified levels of Canadian ownership, and except as disclosed in the Offering Memorandum, to the knowledge of the Company, there is no threatened or pending change in any law, rule or regulation referred to above that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change.

(w) Communications Statutes. The Company does not know of any Communications Statutes, or any pending or threatened legal or governmental proceedings by or before any court or judicial or administrative board or tribunal or any governmental body with respect to the regulation of the Canadian cable television or telecommunications industries, material and adverse to the operation of the business of the Company and its subsidiaries, considered as one enterprise, that are not described or referred to in the Offering Memorandum. Except as disclosed in the Offering Memorandum, to the Company’s knowledge, there is no threatened or pending change in the Communications Statutes that could result in a Material Adverse Change. All material aspects of the regulation of the cable television and telecommunications industries as they pertain to the businesses of the Company and its subsidiaries described in the Offering Memorandum are subject to the exclusive constitutional jurisdiction of the Parliament of Canada and hence are governed by the laws of Canada.

(x) Eligibility. Each of the Company and its subsidiaries (other than Videotron US Inc.) is Canadian within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians), and is eligible under the Direction to be issued broadcasting licenses pursuant to the Broadcasting Act (Canada) and to receive amendments and renewals thereto.

11

(y) Employee Plans. Except as disclosed in the Offering Memorandum, all of the Employee Plans (as defined below) are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with their terms and all laws, including all tax laws where same is required for preferential tax treatment; to the knowledge of the Company, no fact or circumstance exists that could materially adversely affect the preferential tax treatment ordinarily accorded to any such Employee Plan; all obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties or fees are owing or eligible under or in respect of any of the Employee Plans; to the knowledge of the Company, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental entity or by any other person (other than routine claims for benefits); all contributions or premiums required to be paid by the Company under the terms of each Employee Plan or by law have been made in a timely fashion in accordance with law and the terms of the Employee Plans; the Company has no liability (other than liabilities accruing after the date hereof) with respect to any of the Employee Plans; contributions or premiums for the period up to the date hereof have been paid by or on behalf of the Company and its Material Subsidiaries, as applicable; and each Employee Plan which is a funded plan is fully funded as of the date hereof on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor. As used herein, “Employee Plans” means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to current or former employees, officers or directors of the Company and its Material Subsidiaries maintained, sponsored or funded by Quebecor Inc., the Company or any Material Subsidiary, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers’ compensation, health insurance or pension plans.

(z) Title to Properties. Each of the Company and its Material Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, other than as set forth under the caption “Description of Other Indebtedness” in the Offering Memorandum and except for any other security interests, mortgages, liens, encumbrances, equities, claims and other defects that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Material Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Material Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Material Subsidiary.

12

(aa) Tax Law Compliance. The Company and its Material Subsidiaries have filed all material federal, provincial, territorial, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 above in respect of all federal, provincial, territorial, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(bb) Exchange Controls. Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and any political subdivision thereof (including the Canada-United States Income Tax Convention (1980)), all interest, principal, premium, if any, and other payments due or made on the Notes and the Exchange Notes may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof who are not or are not deemed to be residents of Canada for the purposes of the Income Tax Act (Canada) (other than holders who, for the purposes of the Income Tax Act (Canada) (i) use or hold, or are deemed to use or hold, the Notes and the Exchange Notes in the course of carrying on a business in Canada, (ii) are persons who carry on an insurance business in Canada and elsewhere or are a “registered non-resident insurer” or an “authorized foreign bank”, or (iii) who do not deal at arm’s-length with the Company) will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

(cc) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and is not required to be, registered under the Investment Company Act, and after receipt of payment for the Notes and the application of the proceeds as described in the Offering Memorandum will not be required to be so registered.

(dd) Insurance. Each of the Company and its Material Subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Material Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any of its Material Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company or any of its Material Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

13

(ee) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of the Company or its Material Subsidiaries is in violation of any federal, provincial, territorial, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, non-compliance with any permits or other governmental authorizations required for the operation of the business of each of the Company and its Material Subsidiaries under applicable Environmental Laws, or non-compliance with the terms and conditions thereof, nor has the Company or any of its Material Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Material Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Material Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, any of its Material Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Material Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Material Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Material Subsidiaries has retained or assumed either contractually or by operation of law.

(ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(gg) Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital.

14

(hh) No Unlawful Contributions or Other Payments. None of the Company, its Material Subsidiaries or, to the best of Company’s knowledge, any employee or agent of the Company or its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(ii) Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) No Restriction on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except pursuant to the terms and conditions of the Videotron Credit Agreement, the Vidéotron Indentures and the TVA Credit Agreements.

(kk) Market Information. Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and the Company is authorized to use such data in the Offering Memorandum.

(ll) Regulation S. The Company is a Foreign Issuer. The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States.

(mm) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. Based on the Company’s most recent evaluation of internal control over financial reporting, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect

15

the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of internal control over financial reporting, there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn) Money Laundering. The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo) Office of Foreign Assets Control. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except where such failure would not, individually or in the aggregate, result in a Material Adverse Change.

(qq) PATRIOT Act Acknowledgement. The Company understands and acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16

Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the US$ Notes Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of US$ Notes set forth opposite their names on Schedule A-1 and the C$ Notes Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of C$ Notes set forth opposite their names on Schedule A-2, in each case at the offering price set forth on the cover of the Final Offering Memorandum, payable on the Closing Date. As compensation for the services rendered by the US$ Initial Purchasers to the Company in respect of the issuance and sale of the US$ Notes, the Company will pay to the US$ Initial Purchasers a commission of 1.0575% plus accrued interest, from October 11, 2012, of the aggregate principal amount of the US$ Notes, payable on the Closing Date. As compensation for the services rendered by the C$ Initial Purchasers to the Company in respect of the issuance and sale of the C$ Notes, the Company will pay to the C$ Initial Purchasers a commission of 1.07296875% plus accrued interest, from October 11, 2012, of the aggregate principal amount of the C$ Notes, payable on the Closing Date. All payments to be made by the Company to the Initial Purchasers as compensation for the services rendered by the Initial Purchasers to the Company in respect of the issuance and sale of the Notes hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto-Dominion Centre, 77 King Street West, Suite 3100, Toronto, Canada M5K 1J3 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on October 11, 2012, which date and time may be postponed by agreement between the Company and the Initial Purchasers or as provided in Section 16 hereof (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchasers may request to postpone the Closing Date as originally scheduled include, without limitation, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Pricing Disclosure Package or Final Offering Memorandum or a delay as contemplated by the provisions of Section 16.

(c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Merrill Lynch, Pierce, Fenner & Smith Incorporated for the accounts of the several US$ Notes Initial Purchasers certificates for the US$ Notes and to Scotia Capital Inc. for the accounts of the several C$ Notes Initial Purchasers certificates for the C$ Notes at the Closing Date against the irrevocable release of a wire transfer (or wire transfers) of immediately available funds for the amount of the purchase price therefor, which amount(s) may be net of the commission payable by the Company to the Initial Purchasers, pursuant to Section 2(a) hereof. The certificates for the US$ Notes shall be in

17

such denominations and registered in the name of Cede & Co., as nominee of the U.S. Depositary, pursuant to the DTC Agreement. The certificates for the C$ Notes shall be in such denominations and registered in the name of CDS & Co., as nominee of the Canadian Depositary, pursuant to the CDS Agreement. The certificates for each of the US$ Notes and the C$ Notes shall be made available for inspection on the business day preceding the Closing Date at a location the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Delivery of Final Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement, in such quantities and at such places as the Initial Purchasers shall reasonably request.

(e) Initial Purchasers as Qualified Institutional Buyers. Each US$ Notes Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3. Additional Covenants. The Company jointly and severally further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Prior to amending or supplementing the Final Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object. Before using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital Inc. a copy of such written communication for review and will not use, authorize, approve or distribute any such written communication to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or Scotia Capital Inc. reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

18

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the US$ Notes are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Pricing Disclosure Package and the Final Offering Memorandum. The Company agrees to furnish to the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum.

19

(f) The Depositaries. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the US$ Notes to be eligible for clearance and settlement through the facilities of the U.S. Depositary and the C$ Notes to be eligible for clearance and settlement through the facilities of the Canadian Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3), at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information (“Additional Issuer Information”) satisfying the requirements of subsection (d)(4) of Rule 144A.

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Notes).

(i) Future Reports to the Initial Purchasers. For so long as any Notes or the Exchange Notes remain outstanding and the Company is not required to file reports with the Commission under the Exchange Act or the Indenture, the Company will furnish to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital Inc., (i) within 120 days after the end of each fiscal year, copies of the Annual Report on Form 20-F, 40-F or 10-K, as applicable, or any successor form, of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of operations, retained earnings and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) (A) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 10-Q or any successor form, or (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K or any successor form, which in each case, regardless of applicable requirements, shall, at a minimum, contain unaudited interim financial statements for such period and a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”; (iii) as soon as practicable after the filing thereof, copies of any other report filed by the Company with the Commission, the applicable securities regulatory authorities in Canada or any securities exchange; and (iv) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Notes).

20

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) Legended Securities. Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(l) Canadian Filings. The Company shall file, with the relevant securities regulatory authority in each jurisdiction of Canada in which sales of the Notes are made, within the prescribed delays, a report of exempt distribution under NI 45-106 together in each case with the payment of applicable fees and, where required by applicable Canadian Securities Laws, a copy of the Final Offering Memorandum. The Initial Purchasers hereby agree to provide to the Company on a timely basis a breakdown of the principal amount of Notes distributed in each province in Canada as well as any information concerning the resale of the Notes by the Initial Purchasers as is necessary for the purposes of effecting such filings.

(m) No Restricted Resales. The Company shall not, and shall cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase, resell or otherwise transfer any Notes unless and until the Notes purchased are not “restricted securities” as defined in Rule 144 under the Securities Act.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital Inc. on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all reasonable costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all reasonable expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iii) all reasonable out-of-pocket fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all reasonable costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the CDS Agreement and the Notes, all filing fees, attorneys’ fees and expenses incurred by the Company or reasonably incurred by the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Notes for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and out-of-pocket disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes, (vii) any fees payable in connection with the rating of the Notes or the Exchange

21

Notes with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and out-of-pocket disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority (“FINRA”), if any, of the terms of the sale of the Notes or the Exchange Notes, and (ix) all fees and expenses (including reasonable fees and out-of-pocket expenses of counsel) of the Company in connection with approval of the US$ Notes by the U.S. Depositary and of the C$ Notes by the Canadian Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and expenses of their U.S. counsel and their Canadian counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, Independent Registered Public Accounting Firm for the Company, a letter dated the date hereof addressed to the representatives of the Initial Purchasers and the Board of Directors of the Company, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins) and in accordance with Canadian Auditing Standards Section 7200 – Auditor Assistance to Underwriters and Others (or any successor section), with respect to the audited consolidated financial statements of the Company for the 2011 and 2010 fiscal years and certain financial information contained in the Pricing Disclosure Package.

(b) No Material Adverse Change. For the period from and after

(i) the date of this Agreement and prior to the Closing Date, in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii) the time of execution of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor to the knowledge of the Company shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinions of Counsels for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinions of (i) Norton Rose Canada LLP, U.S. counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, (ii) Ropes & Gray LLP, U.S. tax counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B, and (iii) Norton Rose Canada LLP, Canadian counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

22

(d) Opinions of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Initial Purchasers, and Borden Ladner Gervais LLP, Canadian counsel for the Initial Purchasers, each dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b) (ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from Ernst & Young LLP, Independent Registered Public Accounting Firm, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(h) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability

23

or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of outside counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

(a) Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of the Notes have and will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale has and shall only be made to (i) persons in the United States whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) with respect to whom the seller has taken reasonable steps to insure that the purchaser is aware that such sale is being made in reliance on Rule 144A, or (ii) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof, provided, that all offers and sales of Notes in Canada shall be made only to persons who are reasonably believed to be Canadian “accredited investors” as defined in NI 45-106.

(b) No General Solicitation. The Notes have and will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) has or will be used in the United States in connection with the offering of the Notes.

(c) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act and Canadian Securities Laws, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear legends substantially as set forth in the Offering Memorandum under the caption “Notice to Investors.”

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms of this Section 7 and in accordance with applicable securities laws, the Initial Purchasers shall not be liable or responsible to the Company hereunder for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

(d) Canadian Offers and Sales. Offers and sales of the Notes in Canada have been made and shall only be made (i) to “accredited investors” within the meaning of NI 45-106, purchasing as principal, and (ii) pursuant to the Preliminary Offering Memorandum and Final Offering Memorandum.

24

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication, the Final Offering Memorandum or any other written information used by or on behalf of the Company in connection with the offer and sale of the Notes (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of outside counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the

25

circumstances under which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company and each such director, officer, employee or controlling person for any legal and other expenses reasonably incurred by the Company or such director, officer or employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company by and on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the sixth paragraph, the third sentence of the tenth paragraph and the thirteenth, fourteenth and fifteenth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum regarding market-making and stabilization, respectively; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso

26

to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent, if such settlement is entered into more than 30 days after receipt by such indemnifying party of a request for consent to such settlement and a request for reimbursement of the related fees and expenses and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or

27

alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the commission received by such Initial Purchaser in connection with the Notes distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A-1 and Schedule A-2. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if (i) at any time trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the FINRA or any applicable securities regulatory authority; (ii) a general banking moratorium shall have been declared by any Canadian, U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’, Canada’s or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss

28

shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (917)-267-7085

Attention: HY Legal

-and-:

Scotia Capital Inc.

Scotia Plaza 40 King St W,

Toronto, Ontario, M5H 1H1

Facsimile: (416)-863-7527

Attention: Simon Paradine

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West, Toronto-Dominion Centre

Suite 3100, P.O. Box 226

Toronto, Ontario M5K 1J3

Facsimile: (416) 504-0525

Attention: Adam M. Givertz, Esq.

If to the Company:

Quebecor Media Inc.

612 Saint Jacques Street,

Montreal, Québec H3C 4M8

Facsimile: (514) 985-8834

Attention: Vice President, Legal Affairs

29

with a copy to:

Norton Rose Canada LLP

1 Place Ville Marie, Suite 2500

Montreal, Quebec H3B 1R1

Facsimile: (514) 847-6047

Attention: Peter J. Wiazowski, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a) Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in the Specified Courts. Service of any process, summons, notice or document upon such agent, and written notice of said service by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim, to the fullest extent permitted by applicable law, in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

30

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of the Specified Courts (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of each of the Company in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date and such failure or refusal shall constitute a default in the performance of its or their obligations hereunder, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule A-1 and Schedule A-2 bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by such non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting Initial Purchaser or the Company to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

31

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. Arms Length Relationship. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

32

Very truly yours,

QUEBECOR MEDIA INC.

By:	/s/ Jean-François Pruneau
	Name:	Jean-François Pruneau
	Title:	Chief Financial Officer

[Signature page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Daniel Kelly
	Name:	Daniel Kelly
	Title:	Managing Director

On behalf of itself and the several US$ Notes Initial Purchasers

[Signature page to Purchase Agreement]

By:	SCOTIA CAPITAL INC., as a C$ Notes Initial Purchaser

By:	/s/ Simon Paradine
	Name:	Simon Paradine
	Title:	Managing Director

By:	MERRILL LYNCH CANADA INC., as a C$ Notes Initial Purchaser

By:	/s/ M. Marianne Harris
	Name:	M. Marianne Harris
	Title:	Managing Director

By:	RBC DOMINION SECURITIES INC., as a C$ Notes Initial Purchaser

By:	/s/ Patrick MacDonald
	Name:	Patrick MacDonald
	Title:	Managing Director

By:	TD SECURITIES INC., as a C$ Notes Initial Purchaser

By:	/s/ Michael Wolff
	Name:	Michael Wolff
	Title:	Managing Director

By:	NATIONAL BANK FINANCIAL INC., as a C$ Notes Initial Purchaser

By:	/s/ Maxime Brunet
	Name:	Maxime Brunet
	Title:	Managing Director, Debt Capital Market

By:	CIBC WORLD MARKETS INC., as a C$ Notes Initial Purchaser

By:	/s/ Susan Rimmer
	Name:	Susan Rimmer
	Title:	Managing Director

By:	BMO NESBITT BURNS INC., as a C$ Notes Initial Purchaser

By:	/s/ Mathieu L. L’Allier
	Name:	Mathieu L. L’Allier
	Title:	Managing Director and Head, Investment & Corporate Banking, Quebec

[Signature page to Purchase Agreement]

By:	GOLDMAN, SACHS & CO., as a C$ Notes Initial Purchaser

By:	(signed)
Name:
	Title:	VP

By:	DESJARDINS SECURITIES INC., as a C$ Notes Initial Purchaser

By:	/s/ Ryan Godfrey
	Name:	Ryan Godfrey
	Title:	Director

By:	HSBC SECURITIES (CANADA) INC., as a C$ Notes Initial Purchaser

By:	/s/ David Loh
	Name:	David Loh
	Title:	Director

By:	CITIGROUP GLOBAL MARKETS CANADA INC., as a C$ Notes Initial Purchaser

By:	/s/ David Spivak
	Name:	David Spivak
	Title:	Managing Director

By:	LAURENTIAN BANK SECURITIES INC., as a C$ Notes Initial Purchaser

By:	/s/ Thomas Berky
	Name:	Thomas Berky
	Title:	Vice President and Director

[Signature page to purchase agreement]

SCHEDULE A-1

US$ Notes Initial Purchasers	Aggregate Principal Amount of US$ Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$	189,894,000
TD Securities (USA) LLC.	US$	90,426,000
National Bank of Canada Financial Inc.	US$	81,383,000
Citigroup Global Markets Inc.	US$	63,298,000
RBC Capital Markets, LLC	US$	79,122,000
BMO Capital Markets Corp	US$	61,037,000
CIBC World Markets Corp	US$	54,255,000
Desjardins Securities Inc	US$	51,995,000
Goldman, Sachs & Co	US$	49,734,000
Scotia Capital (USA) Inc	US$	47,473,000
HSBC Securities (USA) Inc	US$	42,952,000
Mitsubishi UFJ Securities (USA), Inc	US$	27,128,000
Laurentian Bank Securities Inc	US$	11,303,000

Total	US$	850,000,000

SCHEDULE A-2

C$ Notes Initial Purchasers	Aggregate Principal Amount of C$ Notes to be Purchased
Scotia Capital Inc.	C$	96,986,000
TD Securities Inc.	C$	68,152,000
RBC Dominion Securities Inc.	C$	63,565,000
Merrill Lynch Canada Inc.	C$	47,182,000
National Bank Financial Inc	C$	40,629,000
BMO Nesbitt Burns Inc	C$	35,387,000
CIBC World Markets Inc	C$	31,455,000
Desjardins Securities Inc	C$	30,144,000
Goldman, Sachs & Co	C$	28,834,000
Citigroup Global Markets Canada Inc	C$	26,212,000
HSBC Securities (CANADA) Inc	C$	24,902,000
Laurentian Bank Securities Inc	C$	6,552,000

Total	C$	500,000,000

SCHEDULE B

Material Subsidiaries

Subsidiary	Jurisdiction of Incorporation

Archambault Group Inc.	Canada

Nurun Inc.	Canada

Sun Media Corporation	British Columbia, Canada

TVA Group Inc.	Québec, Canada

Videotron G.P.	Québec, Canada

Videotron Ltd.	Québec, Canada

SCHEDULE C

Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Equity Interest/ Voting Interest
News Media

Imprimerie Quebecor Media inc. / Quebecor Media Printing Inc.	Canada	100% /100%

4369726 Canada Inc.	Canada	100% /100%

Wide Web Printing, Limited Partnership	Ontario	100% /100%

7731558 Canada Inc.	Canada	100% /100%

3535991 Canada inc.	Canada	100% /100%

Sun Media Corporation	British Columbia	100% /100%

Réseau Québecor Média inc. / Quebecor Media Network Inc.	Canada	100% /100%

1576626 Ontario Inc.	Ontario	100% /100%

Books

Les Éditions CEC inc. / CEC Publishing Inc.	Québec	100% /100%

Groupe Sogides Inc. / Sogides Group Inc.	Canada	100% /100%

Messageries A.D.P. Inc.	Québec	100% /100%

Le Groupe Ville-Marie Littérature Inc.	Québec	100% /100%

Groupe Librex Inc. / Librex Group Inc.	Canada	100% /100%

Music

9137-5089 Québec inc.	Québec	100% /100%

9101-0835 Québec inc.	Québec	100% /100%

Groupe Archambault inc. / Archambault Group Inc.	Canada	100% /100%

Groupe Archambault France S.A.S.	France	100% /100%

Les Productions Select TV inc.	Canada	100% /100%

Interactive Technologies and Communications

Nurun Inc.	Canada	100% /100%

Nurun (USA) Inc.	United States of America (Delaware)	100% /100%

Nurun Crazy Labs S.L.	Spain	100% /100%

Nurun Italia S.r.l.	Italy	100% /100%

Nurun S.A.S.	France	100% /100%

Nurun France S.A.S.	France	100% /100%

Intellia (Barbados) Ltd.	Barbados	100% /100%

China Interactive Limited	Hong Kong	100% /100%

Nurun China Consulting Co. Ltd.	China	97% / 97%

Cythère (Shanghai) Business Consulting Co. Ltd.	China	100% /100%

Nurun, Médias Numériques Inc. / Nurun, Digital Media Inc.	Canada	100% /100%

Odopod, Inc.	United States of America (California)	100% /100%

Telecommunications

Videotron Ltd. / Vidéotron Ltée	Québec	100% /100%

SETTE Inc.	Québec	84.53% / 84.53%

Vidéotron US inc.	United States of America (Delaware)	100% / 100%

Vidéotron s.e.n.c. / Vidéotron G.P.	Québec	100% / 100%

9227-2590 Quebec inc.	Québec	100% / 100%

Vidéotron Infrastructures Inc.	Canada	100% / 100%

Le SuperClub Vidéotron ltée	Québec	100% / 100%

Broadcasting

Groupe TVA Inc. / TVA Group Inc.	Québec	51.45% / 99.97%

TVA Régional inc.	Québec	100% / 100%

9072-5714 Québec inc.	Québec	100% / 100%

Société en nom collectif Sun News / Sun News General Partnership	Québec	100% / 100%[4]

TVA Productions inc.	Québec	100% / 100%

TVA Productions II inc.	Québec	100% / 100%

TVA Ventes et Marketing inc.	Québec	100% / 100%

TVA Boutiques inc	Québec	100% / 100%

TVA Distribution inc.	Québec	100% / 100%

TVA Publications inc.	Canada	100% / 100%

Mediastar Inc.	Canada	100% / 100%

AccessWeb / PME Inc.	Québec	100% / 100%

Others

9176-6857 Québec Inc.	Québec	100% / 100%

9195-5161 Québec Inc.	Québec	100% / 100%

Videotron L.P. / Vidéotron s.e.c.	Québec	100%/100%

9230-7667 Québec Inc.	Québec	100%/100%

Jobboom Inc.	Canada	100%/100%

9253-2233 Québec Inc.	Québec	100%/100%

9253-2456 Québec Inc.	Québec	100%/100%

Studios Bloobuzz Commandité Inc.	Québec	60% / 60%

Gestion Studios Bloobuzz, s.e.c.	Québec	60% / 60%

7807295 Canada Inc.	Canada	100%/100%

Le club de hockey junior Armada Inc.	Québec	70%/100%

[4]	51% of which is owned by Sun Media

Studios Bloobuzz inc.	Québec	100%/100%

9195-5161 Québec inc.	Québec	100%/100%

QMI Hockey inc.	Québec	100%/100%

QMI Spectacles inc.	Québec	100%/100%

9256-9573 Québec inc.	Québec	100%/100%

EXHIBIT A

Opinion of U.S. counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement.

(i) Assuming the due authorization by the Company, the Purchase Agreement has been duly executed and delivered by the Company (to the extent that execution and delivery are governed by the law of the State of New York).

(ii) Assuming the due authorization by the Company, the US$ Indenture has been duly executed and delivered by the Company (to the extent that execution and delivery are governed by the law of the State of New York), and assuming the due authorization, execution and delivery thereof by the Trustee, the US$ Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

(iii) Assuming the due authorization by the Company, the Registration Rights Agreement has been duly executed and delivered by the Company (to the extent that execution and delivery are governed by the law of the State of New York), and assuming the due authorization, execution and delivery thereof by the US$ Notes Initial Purchasers, is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law). Insofar as provisions in the Registration Rights Agreement provide for indemnification and contribution, the enforcement thereof may be limited by applicable law and public policy considerations.

(iv) Assuming the due authorization by the Company, the DTC Agreement has been duly executed and delivered by the Company (to the extent that execution and delivery are governed by the law of the State of New York), and assuming the due authorization, execution and delivery thereof by The Depositary Trust Company is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) The US$ Notes are in the form contemplated by the US$ Indenture and, assuming the US$ Notes have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the US$ Indenture, have been duly executed and delivered by the Company (to the extent execution and delivery are governed by the law of the State of New York), and when authenticated by the Trustee in the manner provided in the US$ Indenture (assuming the due authorization, execution and delivery of the US$ Indenture by the Trustee) and delivered against payment of the purchase price therefor, the US$ Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the US$ Indenture.

(vi) Assuming the Exchange Notes have been duly authorized for issuance by the Company, when executed, issued and authenticated in accordance with the terms of the US$ Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the Indenture.

(vii) The US$ Notes, the US$ Indenture, and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(viii) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes,” and “Notice to Investors,” insofar as such statements constitute matters of United States law, descriptions or summaries of United States legal matters or documents, or legal conclusions with respect to United States law, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

(ix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the United States or the State of New York, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which no opinion is expressed), is required for the Company’s execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement, the Indenture or the issuance and delivery of the Notes or the Exchange Notes, or consummation by the company of the transactions contemplated thereby and by the Final Offering Memorandum, except such as may be required by federal and state securities laws with respect to each of the Company’s obligations under the Registration Rights Agreement.

(x) The execution and delivery of the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes and the Exchange Notes by the Company, and the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company and of its obligations under the indemnification and contribution sections of the Purchase Agreement and the Registration Rights Agreement, as to which no opinion is expressed), will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the Existing Instruments except for such Defaults, Debt Repayment Triggering Events, conflicts, breaches, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change.

(xi) The execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement, the Notes, and the Exchange Notes by the Company, and the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company and of its obligations under the indemnification and contribution sections of the Purchase Agreement and the Registration Rights Agreement, as to which no opinion is expressed) to the best of our knowledge, do not result in any violation of any law, administrative regulation or administrative or court decree in the United States applicable to the Company, or any of its respective subsidiaries.

(xii) No registration of the Company under the Investment Company Act is required for, or will be required as a consequence of, the issuance, offer and sale of the Notes in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(xiii) Assuming the accuracy of the respective representations, warranties and covenants of the Company, and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with (i) the sale and delivery of the Notes by the Company to the Initial Purchasers or (ii) the initial offer, sale and delivery of the Notes by the Initial Purchasers to Qualified Institutional Buyers, in each case in the manner contemplated by the Purchase Agreement, the Pricing Disclosure Package and the Final Offering Memorandum, other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to any subsequent resale of any securities.

(xiv) Assuming the due authorization, execution and delivery of the Purchase Agreement, the US$ Indenture and the Registration Rights Agreement by each party thereto, the Company has validly and irrevocably submitted to the jurisdiction of any United States federal or state court located in the State of New York, County of New York, has expressly accepted the non exclusive jurisdiction of any such court and has validly appointed CT Corporation System as its authorized agent in any suit or proceeding against it based on or arising under the Purchase Agreement, the US$ Indenture or the Registration Rights Agreement.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that the Pricing Disclosure Package, as of the Execution Time, or the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included in the Pricing Disclosure Package and the Final Offering Memorandum or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

EXHIBIT B

Opinion of U.S. tax counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement.

(i) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of U.S. law, summaries of U.S. legal matters, or legal conclusions with respect to U.S. law, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein, subject to the qualifications and limitations set forth therein.

B-1

EXHIBIT C

Opinion of Canadian counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement.

(i) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Province of Quebec.

(ii) The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, Indenture, the Notes, the Exchange Notes, the DTC Agreement and the CDS Agreement.

(iii) All of the outstanding common shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of our knowledge, have been issued in compliance with the requirements of applicable Canadian Securities Laws.

(iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(v) The Indenture has been duly authorized, executed and delivered by the Company.

(vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(vii) The DTC Agreement has been duly authorized, executed and delivered by the Company.

(viii) The CDS Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by CDS Clearing and Depository Services Inc., is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

(ix) The Notes have been duly authorized and executed by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, assuming that the Notes have been duly authenticated pursuant to the Indenture, the Notes have been duly issued and delivered by the Company.

(x) When authenticated by the Trustee in the manner provided in the C$ Indenture (assuming the due authorization, execution and delivery of the C$ Indenture by the Trustee) and delivered against payment of the purchase price therefor, the C$ Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the US$ Indenture.

(xi) The C$ Indenture has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, the C$ Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors’ rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

(xii) No consent, approval, authorization or other order of, or registration or filing with any court or other governmental or regulatory authority or agency of Canada or the Province of Québec, which has not been obtained, taken or made (other than as required by any provincial or territorial securities laws of the various provinces and territories, as to which no opinion is expressed), is required for the Company’s execution, delivery, and performance of this Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the CDS Agreement, the Indenture or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby, except for filings, registrations and recordings which have been made, consents which have been obtained, filings pursuant to National Instrument 45-106 and, to the extent required under applicable Canadian Securities Law, delivery of the Final Canadian Offering Memorandum to any provincial securities regulatory authority, in each case, which must be made within the prescribed delays following the issuance of the Notes in Canada.

(xiii) The C$ Notes and the C$ Indenture conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(xiv) The Exchange Notes have been duly authorized for issuance by the Company.

(xv) No registration, filing or recording of the US$ Indenture or the C$ Indenture under the laws of the Province of Quebec or the federal laws of Canada is necessary in order to preserve or protect the validity or enforceability of the US$ Indenture or the C$ Indenture or the Notes issued under each such Indenture.

(xvi) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Enforcement of Civil Liabilities,” “Risk Factors—Risks Relating to Our Industries—We are subject to extensive government regulation and policy-making. Changes in government regulation or policies could adversely affect our business, financial condition, prospects and results of operations.,” “Risk Factors—Risks Relating to Our Industries—Industry Canada may not renew Videotron’s AWS licenses on acceptable terms, or at all.,” “Risk Factors—Risks Relating to Our Industries—We are required to provide third-party ISPs with access to our cable systems, which may result in increased competition.,” “Description of Other Indebtedness,” “Description of the Notes,” “Notice to Canadian Investors,” “Business—Regulation,” “Management and Major Shareholders—Consolidated and Amended Shareholders Agreement,” and “Certain Canadian Federal Income Tax Considerations,” insofar as such statements constitute matters of Canadian federal, Quebec or Ontario law, or summaries of legal matters under such laws, the Company’s articles or by-law provisions, documents or legal proceedings under such laws, or legal conclusions under such laws, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

(xvii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the DTC Agreement, the CDS Agreement and the Exchange Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Purchase Agreement and the Registration Rights Agreement, as to which no opinion is expressed) have been duly authorized by all necessary corporate action and (i) do not result in any violation of the provisions of the articles or by-laws of the Company and (ii) to the best of our knowledge, do not result in any violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company.

(xviii) The execution and delivery of the Purchase Agreement, the C$ Indenture, the CDS Agreement and the C$ Notes by the Company, and the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company and of its obligations under the indemnification and contribution sections of the Purchase Agreement, as to which no opinion is expressed) will not conflict with or constitute a breach of, a Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the Existing Instruments except for such Defaults, Debt Repayment Triggering Events, conflicts, breaches, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change.

(xix) To the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of its articles or by-laws, or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(xx) To the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company or any subsidiary, except in each such case for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(xxi) To the best of our knowledge, there is no pending legal or governmental proceedings by or before any court or judicial or administrative board or tribunal or any governmental body in Canada that are not described or referred to in the Pricing Disclosure Package and the Final Offering Memorandum, except in each case for such proceedings that, if subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Change.

(xxii) It is not necessary in connection with the offer, sale and delivery of the Notes by the Company to the Initial Purchasers, or in connection with the initial resale of the Notes by the Initial Purchasers to each subsequent purchaser thereof, in each case as contemplated in the Purchase Agreement, the Pricing Disclosure Package and the Final Offering Memorandum, to qualify by prospectus the distribution of the Notes under Canadian Securities Laws. We express no opinion, however, as to any subsequent resale of any securities.

(xxiii) No withholding tax imposed under the federal laws of Canada will be payable in respect of the payment or crediting by the Company of any commission or fee as contemplated by the Purchase Agreement to an Initial Purchaser that is not a resident of Canada for the purposes of the Income Tax Act (Canada) (a Non-Resident Initial Purchaser) or in respect of any interest or deemed interest on the resale of Notes by a Non-Resident Initial Purchaser to persons not resident in Canada, provided that such Initial Purchaser deals at arm’s length with the Company, that any such commission or fee is payable in respect of services rendered by such Initial Purchaser outside of Canada which are performed by such Initial Purchaser in the ordinary course of business carried on by it that includes the performance of such services for a fee, and that any such commission or fee is reasonable under the circumstances.

(xxiv) There are no capital, stamp, withholding or other issuance taxes or duties imposed by the Canadian government or any political subdivision or taxing authority thereof or therein payable by or on behalf of the Initial Purchasers in the Province of Quebec or in the Province of Ontario in connection with (i) the issuance of the Notes, (ii) the sale and delivery of the Notes to the Initial Purchasers or (iii) the consummation of any other transactions contemplated under the Purchase Agreement.

(xxv) A court of competent jurisdiction in the Province of Quebec (the Quebec Court) would uphold the choice of the law of the State of New York (New York Law) as the law governing the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes or the Exchange Notes as a valid choice of law, provided that the application of the provisions of New York Law sought to be applied is not manifestly inconsistent with public order, as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec. We are not aware of any reason under the laws of the Province of Quebec and the laws of Canada applicable therein for avoiding the choice of New York Law to govern the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes, or the Exchange Notes.

(xxvi) If the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes, or the Exchange Notes were sought to be enforced in the Province of Quebec in accordance with the laws applicable thereto as chosen by the parties to such agreements and the US$ Notes or the Exchange Notes, namely New York Law, a court of competent jurisdiction in the Province of Quebec would, subject to the preceding paragraph, recognize the choice of New York Law, and upon appropriate evidence as to such law being adduced, would apply such law, provided that:

(a)	New York Law is proven as a matter of fact, to the extent different from the laws of the Province of Quebec or the laws of Canada applicable therein;

(b)	in matters of procedure, the laws of the Province of Quebec will be applied;

(c)	the provisions of New York Law relating to prescription or of a fiscal, expropriatory or penal nature will not be applied;

(d)	none of the provisions of the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes, or the Exchange Notes, or of applicable New York Law, are manifestly contrary to public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Quebec; and

(e)	those rules of law in force in the Province of Quebec which are applicable by reason of their particular object will be applied.

(xxvii) A court of competent jurisdiction in the Province of Quebec will, upon motion, recognize and, where applicable, declare enforceable, a final and conclusive judgment in personam of a federal or state court located in the Borough of Manhattan in the City of New York (a New York Court) for a sum certain that is not subject to ordinary remedy under New York Law and is not impeachable as void or voidable under New York Law, with respect to a claim arising out of the Purchase Agreement, the US$ Indenture, the Registration Rights Agreement, the DTC Agreement, the US$ Notes, or the Exchange Notes without reconsideration of the merits of the judgment subject to the following: (i) the New York Court rendering such judgment had jurisdiction over the subject matter and the parties, as determined under the laws of the Province of Quebec (although submission by the Company in the Purchase Agreement, the US$ Indenture or the Registration Rights Agreement to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment is final and enforceable in the jurisdiction in which it was rendered and is not subject to appeal; (iii) the judgment was not rendered in contravention of the fundamental principles of procedure and the outcome of such judgment is not manifestly inconsistent with public order as understood in international relations, as that term is applied by the courts of the Province of Quebec; (iv) a Quebec Court may stay its ruling if there is another action pending in any jurisdiction between the same parties, based on the same facts and having the same object or if there is another subsisting judgment in any jurisdiction meeting the necessary conditions for recognition in the Province of Quebec relating to an action between the same parties, based on the same facts and having the same object; (v) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, taxation, expropriatory, penal or other laws of a public nature; (vi) under the Currency Act (Canada), a Quebec Court may only give judgment in Canadian dollars and, in enforcing a foreign judgment for a sum of money in foreign currency, a Quebec Court converts the sum into Canadian currency at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered; (vii) the action or motion based upon or to recognize and enforce the judgment is commenced in the

Province of Quebec within the applicable prescription period; (viii) the judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments defined therein; (ix) the action or motion in the courts of the Province of Quebec on such judgment of the New York Court may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium or other similar laws of general application affecting the enforceability of creditors’ rights; and (x) if the judgment of the New York Court is rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant (in accordance with the laws of the place where such judgment was rendered, i.e. , New York Law), and a court of competent jurisdiction in the Province of Quebec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense. The recognition and enforceability in the Province of Quebec of any such judgment of the New York Court may be limited by applicable Canadian federal and provincial bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, or other laws generally affecting the enforceability of creditors’ rights.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A

Each Initial Purchaser understands that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any Notes constituting part of its allotment except outside the United States in accordance with Rule 903 of Regulation S under the Securities Act or within the United States in accordance with Rule 144A under the Securities Act. Accordingly, neither it nor its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes. Terms used in this paragraph have the meanings given to them by Regulation S.

Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes;

(ii) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company;

(iii) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

(iv) without limiting the generality of clause (iii) above, at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 2(e)(i)(X) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

Each Initial Purchaser, severally and not jointly, represents, warrants, acknowledges and agrees with the Company that:

(i) In relation to each Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), the

Notes may not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, the Notes may be offered to the public in that Relevant Member State at any time: (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons per Relevant Member State (other than qualified investors as defined below) subject to obtaining the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated for any such offer; or (d) in any other circumstances which do not require the publication by of a prospectus pursuant to Article 3 of the Prospectus Directive. Each purchaser of Notes which are the subject of this Prospectus Supplement located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. As used above, the expression “offered to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU. The EEA selling restriction is in addition to any other selling restrictions set out below;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

ANNEX II

Pricing Supplement

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

US$850,000,000 of 5 3/4% Senior Notes due 2023

C$500,000,000 of 6 5/8% Senior Notes due 2023

Quebecor Media Inc.

Pricing Supplement dated October 3, 2012 to Preliminary Offering Memorandum dated October 3, 2012 (the “Preliminary Offering Memorandum”).

The information in this Pricing Supplement supplements and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This Pricing Supplement is otherwise qualified in its entirety by reference to the Preliminary Offering Memorandum and should be read together with the Preliminary Offering Memorandum. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

The notes have not been registered under the United States Securities Act of 1933, as amended, and are being offered and sold within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act.

This offering is being made pursuant to exemptions from the prospectus requirements of applicable securities laws in one or more provinces of Canada. These securities have not been and will not be qualified for sale to the public under applicable Canadian securities laws. The notes are subject to transfer and selling restrictions in certain jurisdictions, including the United States and Canada.

This Pricing Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Pricing Supplement is confidential and is for your information only and is not intended to be used by anyone other than you. This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

Investing in the notes involves risks. See “Risk Factors” beginning on page 18 of the Preliminary Offering Memorandum.

Issuer	Quebecor Media Inc.

Securities Offered	US$850,000,000 aggregate principal amount of 5 3/4% Senior Notes due 2023 (the “US$ Notes”).

C$500,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2023 (the “C$ Notes”).

Maturity	The US$ Notes will mature on January 15, 2023.

The C$ Notes will mature on January 15, 2023.

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

Price	US$ Note: 100.0%, plus accrued interest from October 11, 2012.

C$ Note: 100.0%, plus accrued interest from October 11, 2012.

Yield	US$ Note: 5.752%

C$ Note: 6.627%

Gross Proceeds	US$1.357 billion or C$1.339 billion based on the noon exchange rate for Canadian dollars published by the Bank of Canada on October 3, 2012 of US$1.00 = C$0.9870.

Net Proceeds	Approximately C$1.321 billion in each case after deducting the fees payable to the initial purchasers and the expenses relating to this offering, and based on the noon exchange rate for Canadian dollars published by the Bank of Canada on October 3, 2012 of US$1.00 = C$0.9870.

We intend to use C$1.0 billion of the net proceeds of this offering of notes to finance the repurchase and cancellation of the QMI Repurchase Shares as a part of the transactions contemplated under the CDP Agreement and approximately C$18.0 million to pay fees and expenses in connection with the QMI Equity Repurchase and the fees payable to the initial purchasers and the other expenses relating to this offering of notes. We intend to use the remaining net proceeds from this offering to refinance or to retire a portion of our 7 3/4% Senior Notes due 2016 issued in 2007, and to pay any related premiums or fees.

As adjusted after giving effect to the completion of this offering and the application of the proceeds therefrom as described above, as at June 30, 2012, Quebecor Media and its consolidated subsidiaries would have had an estimated $4.7 billion of long-term debt outstanding

Interest	US$ Notes:
Annual rate: 5.75%. Payment frequency: every six months on June 15 and December 15, commencing December 15, 2012. Record dates: June 1 and December 1.

C$ Notes:
Annual rate: 6.625%. Payment frequency: every six months on June 15 and December 15, commencing, December 15, 2012. Record dates: June 1 and December 1.

Trade Date	October 3, 2012.

Settlement Date	October 11, 2012, which is the fifth (5th) business day following the date of pricing of the notes (T+5).

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

CUSIP	144A US$ Notes	Regulation S US$ Notes
	CUSIP: 74819RAN6	CUSIP: U7466YAF1

	ISIN: US74819RAN61	ISIN: USU7466YAF17

	144A C$ Notes	Regulation S C$ Notes
	CUSIP: 74819RAQ9	CUSIP: 74819RAR7

	ISIN: CA74819RAQ98	ISIN: CA74819RAR71

US$ Notes Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Citigroup Global Markets Inc.

National Bank of Canada Financial Inc.

TD Securities (USA) LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

BMO Capital Markets Corp.

CIBC World Markets Corp.

Desjardins Securities Inc.

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Laurentian Bank Securities Inc.

C$ Notes Initial Purchasers

Scotia Capital Inc.

Merrill Lynch Canada Inc.

RBC Dominion Securities Inc.

TD Securities Inc.

National Bank Financial Inc.

CIBC World Markets Inc.

BMO Nesbitt Burns Inc.

Goldman Sachs Canada Inc.

Desjardins Securities Inc.

HSBC Securities (CANADA) Inc.

Citigroup Global Markets Canada Inc.

Laurentian Bank Securities Inc.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT

APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH

DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A

RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER

EMAIL SYSTEM.